EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the use in this Registration Statement on Form SB-2 of our report dated August 2, 2001 relating to the financial statements of The American Life and Annuity Company, Inc. for the year ended December 31, 2000, and the reference to our firm under the caption "Experts" in this Registration Statement.

RODEFER, MOSS & CO, PLLC

Knoxville, Tennessee,
   December 13, 2002.